RELEASE AND SETTLEMENT AGREEMENT

THIS AGREEMENT made as of the 5th day of March, 2008.

BETWEEN:

TORNADO GOLD INTERNATIONAL CORP. (the "Company")
3841 Amador Way
Reno, NE 89502
United States of America

OF THE FIRST PART

AND:

RAB SPECIAL SITUATIONS (MASTER) FUND LIMITED ("RAB")
1 Adam Street
London WC2N 6LE
United Kingdom

OF THE SECOND PART

WHEREAS:

A. RAB subscribed an aggregate of 5,000,000 special warrants (the "Special Warrants"), each exercisable to acquire one (1) share of the Company's Common Stock (the "Special Warrant Shares") and warrants exercisable for an equivalent number of shares of the Company's Common Stock (the "Warrant Shares") pursuant to a Subscription Agreement dated as of July 13, 2006;

B. The Company and RAB entered into a registration rights agreement dated July 13, 2006 (the "Registration Rights Agreement") wherein the Company agreed to grant registration rights under the *Securities Act of 1933*, as amended, to RAB in respect of the Special Warrant Shares and the Warrant Shares; and

C. RAB has agreed to release the Company from all claims and issues that it now has or which may arise against the Company, in connection with the Registration Rights Agreement in consideration for the Company's allotting and issuing 2,272,500 shares of the Company's Common Stock to RAB (the "Liquidated Damage Shares") and RAB is prepared to accept such Liquidated Damage Shares in full satisfaction of the Liquidated Damage it may be entitled to under the Registration Rights Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

1. RELEASE OF CLAIMS AND LIABILITIES

1.1 RAB hereby agrees that upon execution of this Release and Settlement Agreement and delivery of the Liquidated Damage Shares by the Company in accordance with the provisions of this Release and Settlement Agreement, any indebtedness by the Company to RAB and any other claims by RAB against the Company arising out of any default by the Company under the Registration Rights Agreement will be fully satisfied and extinguished and RAB will remise, release and forever discharge the Company and its directors, officers and employees from any and all manner of actions, causes of actions, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses, and any and all legal obligations of any and every kind and nature whatsoever, at law or in equity, whether known or unknown, suspected or unsuspected and which RAB had or may now have or which it hereafter may have for which has been or may be sustained arising out of any default by the Company under the Registration Rights Agreement.

2. ALLOTMENT AND ISSUANCE OF SHARES

2.1 Upon execution of this Release and Settlement Agreement, the Company will allot and issue the Liquidated Damage Shares to RAB as full and final payment of any claims by RAB which it now has against the Company arising out of any default by the Company under the Registration Rights Agreement.

3. TERMINATION OF LIQUIDATED DAMAGES PROVISION UNDER REGISTRATION RIGHTS AGREEMENT AND REGISTRATION OF THE SHARES

3.1 Upon execution of this Release and Settlement Agreement, Section 1.3 of the Registration Rights Agreement shall be terminated and the remaining provisions of the Registration Rights Agreement shall remain in full force and effect as they shall relate to Section 3.2 below.

3.2 The Company will use its commercially reasonable efforts to file with the SEC a registration statement on Form SB-2 (or if Form SB-2 is not available, on such form of registration statement as is then available to effect a registration for resale of the Registrable Shares) to register all of the Warrant Shares and the Liquidated Damage Shares for resale and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as possible.

4. ACKNOWLEDGEMENTS OF RAB

4.1 RAB acknowledges and agrees that the decision to enter into this Release and Settlement Agreement and accept the Liquidated Damage Shares in satisfaction of any claim it now has or may have in the future against the Company arising out of any default by the Company under the Registration Rights Agreement has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and, without limiting the generality of the foregoing, no one has made any representations to RAB with respect to the future marketability of the Liquidated Damage Shares.

5. **GENERAL PROVISIONS**

5.1 Time will be of the essence of this Agreement.

5.2 The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

5.3 The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

5.4 This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successor and assigns.

5.5 This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

5.6 In this Agreement, wherever the singular or masculine is used the same will be deemed to include the plural, feminine or body politic or corporate and also the successors and assigns of the parties hereto and each of them where the context of the parties so require.

5.7 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the day and year first above written.

TORNADO GOLD INTERNATIONAL CORP.

Per:

Authorized Signatory

RAB SPECIAL SITUATIONS (MASTER) FUND LIMITED

Per:

~~Authorized Signatory~~

Authorised signatories for RAB Capital Plc
For and on behalf of
RAB Special Situations (Master) Fund Ltd